UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 1, 2012 (October 8, 2012)

High Plains Gas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-125068	26-3633813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Lincoln St, Gillette, Wyoming	82717
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(307) 686-5030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 29, 2012, High Plains Gas, Inc. (“High Plains Gas” or the “Company”) executed an amendment to its Letter of Intent with Chama Technologaes, Inc. a Nevada corporation, for the purchase by Chama of a controlling stock interest in High Plains.  The amendment extends the Escrow Date for required payments into escrow; the initial $1,000,000 shall be paid into escrow on or before November 5, 2012, and the final $9,000,000 shall be paid into escrow on or before November 15, 2012.

On October 8, 2012 High Plains Gas executed a Letter of Intent with Broadmark Energy, LLC, for the acquisition of certain assets and the assumption of certain liabilities of Miller Fabrication, LLC and HPG Services, LLC.

The terms of the proposed transaction are substantially as follows:

Broadmark will acquire all of the assets and assume certain liabilities of Miller Fabrication in consideration for (i) assumption of up to the current level ($3,000,000) of accounts payable and accrued liabilities of Miller; (ii) assumption of certain Miller Fabrication notes payable in the amount of $3,100,000; (iii) assumption of an obligation of High Plains Gas, Inc. to Tonaquint, Inc. (approximately $1,775,538) and (iv) cash consideration of $200,000.  The principals of Miller will also cancel and return a total of 54,000,000 shares of common stock of High Plains Gas, as well as any and all options or warrants to purchase shares of stock of High Plains Gas as part of the transaction.  Broadmark will also assume the investment banking fees owed to Broadmark Capital, LLC by High Plains Gas, but High Plains Gas will remain responsible for issuing financing warrants in High Plains Gas per a previous agreement.    Broadmark will acquire all of the assets including equipment and accounts receivable of Miller Fabrication LLC, HPG Services, LLC, High Plains Gas, Inc. and High Plains Gas, LLC related to the energy construction oil and gas services business.

The letter of intent requires completion of a definitive agreement as well as a due diligence review of the various companies.  As a consequence, there can be no assurance that the transactions contemplated by the Letter of Intent will be consummated.

The above description is qualified in its entirety by the precise terms of the Letter of Intent which is attached to this Report on Form 8-K as an exhibit.

Item 9.01 Financial Statements and Exhibits

The following Exhibits are included herein:

Exhibit No.	Description
10.1	Amendment to the Letter of Intent between High Plains Gas, Inc. and Chama Technologaes, Inc. dated October 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Plains Gas, inc.

Dated: October 31, 2012	By:	\s\ Brandon Hargett
Name: Brandon Hargett
Chief Executive Officer